UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2009

Kohlberg Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 MADISON AVENUE NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (212) 455-8300
________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(b)  Kohlberg Capital Corporation (the “Company”) previously disclosed in its Current Report on Form 8-K/A dated November 9, 2009 and Form 12b-25 dated November 9, 2009 that it was unable to timely file its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 due to ongoing discussions with Deloitte & Touche LLP (“Deloitte”), the Company's independent public accountants, of the application of certain accounting standards relating to valuation determinations under Statement of Financial Accounting Standards No. 157—Fair Value Measurements (“SFAS 157”) included in its financial statements for the fiscal year ended December 31, 2008 in the Company's Annual Report on Form 10-K for such fiscal year and its financial statements for the interim quarterly periods ended March 31, 2009 and June 30, 2009 in the Company’s Quarterly Reports on Form 10−Q for those respective periods (collectively, the “Financial Statements”).  As previously disclosed, the discussions with Deloitte commenced following an internal inspection process by Deloitte of its audit of the Company's financial statements for the fiscal year ended December 31, 2008 as a result of which certain questions were raised by the Deloitte employees conducting the internal inspection regarding Deloitte’s documentation of the methodology and procedures used to prepare the valuations reflected in the December 31, 2008 financial statements.  As a result, certain questions were then raised by Deloitte regarding the Company's methodology and procedures for valuing its loan portfolio investments under SFAS 157.  As also previously disclosed, Deloitte then requested supplemental information from the Company beyond that which was previously requested by Deloitte and provided by the Company for purposes of its prior review of each of the Financial Statements and preparation of its opinion covering the Financial Statements for the fiscal year ended December 31, 2008.  The Company provided such additional information and has engaged in an ongoing dialogue with Deloitte with respect to alternative methodologies and procedures that would be acceptable to Deloitte in valuing the Company's investments under SFAS 157.

The Company continues to provide additional information to Deloitte as it is requested by Deloitte and continues to review and discuss with Deloitte valuation methodologies and procedures that would be appropriate to meet the requirements of SFAS 157 and fairly reflect the value of the Company’s investments as of December 31, 2008, March 31, 2009 and June 30, 2009.  However, after a thorough review of, and ongoing dialogue with Deloitte regarding, the valuation methodologies and procedures that the Company currently believes would be acceptable to Deloitte, to date the Company has been unable to conclude that such alternative methodologies and procedures meet the requirements of SFAS 157 and fairly reflect the value of the Company’s investments as of December 31, 2008, March 31, 2009 and June 30, 2009.  Duff & Phelps, LLC, an independent valuation firm, that had provided third party valuation consulting services to the Company’s Board of Directors in connection with the Company's Financial Statements for the fiscal year ended December 31, 2008 and for the quarterly period ended March 31, 2009, participated in certain of the discussions with Deloitte as part of the ongoing dialogue referred to above and continued to express its view in such discussions that, based upon the procedures performed by Duff & Phelps at the time of its review of the Company’s valuation methodology and procedures in connection with the preparation of such Financial Statements and its understanding of the provisions of SFAS 157, the valuation methodology and procedures used by the Company did not appear to be unreasonable.

Deloitte issued an unqualified opinion on the Company’s December 31, 2008 financial statements, which was included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009.  The Company is not aware of any allegation or belief by Deloitte that the information provided by the Company to Deloitte at the time of the preparation of the Financial Statements regarding the Company’s valuation methodology and procedures was incomplete or inaccurate or omitted any information requested by Deloitte at such time.  On December 10, 2009, the Company and its management were advised by Deloitte that (i) the audit report issued by Deloitte accompanying the Company's financial statements for the fiscal year ended December 31, 2008 in the Company's Annual Report on Form 10-K for such fiscal year and (ii) Deloitte's completed interim reviews of the Company's financial statements for the interim periods ended March 31, 2009 and June 30, 2009 in the Company’s Quarterly Reports on Form 10−Q for those respective periods should no longer be relied upon because Deloitte had changed its position with respect to the appropriateness of the methodology and procedures used by the Company under SFAS 157 to value the Company's investments as of the end of each of those periods and, as a result, the Company has been informed that Deloitte now believes, based upon such changed position and the additional information provided to Deloitte by the Company following Deloitte’s internal inspection process, that such Financial Statements contain material misstatements with respect to the value of the Company’s investments included therein.  Accordingly, the Financial Statements should not be relied upon until the foregoing matters are resolved.

The Company’s management, the Company's Audit Committee and Deloitte have discussed the matters disclosed in this filing.

(c) The Company has provided Deloitte with a copy of this Current Report on Form 8−K and has requested that Deloitte furnish a letter as promptly as possible addressed to the Commission stating whether Deloitte agrees with the statements made by the Company in response to this Item 4.02 and, if not, stating the respects in which it does not agree.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2009, Katonah Debt Advisors, the Company's wholly-owned portfolio company, agreed to amend the terms of the existing employment agreement with John M. Stack.  The amended and restated agreement is effective as of December 15, 2009.  Mr. Stack’s amended and restated agreement with Katonah Debt Advisors to be employed as a managing director of Katonah Debt Advisors and a vice president of the Company provides for an indefinite term ending upon Mr. Stack’s resignation, death or removal with or without cause.  Under the amended and restated employment agreement, Mr. Stack’s annual base salary is $225,000 and he is entitled to a target annual performance-based bonus from Katonah Debt Advisors of $175,000.  As amended, the employment agreement provides that if Mr. Stack’s employment is terminated by Katonah Debt Advisors without cause or as a result of death or disability, he (or his designated beneficiary or estate) will be entitled to receive (i) his base salary and contributions toward health insurance premiums; provided, that Katonah Debt Advisors may elect to cease continuation of base salary and contributions toward health insurance premiums at any point six months (or one (1) year if Mr. Stack is terminated within 90 days of the completion of a change of control) after such termination; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; and (iv) any bonus compensation to which Mr. Stack is entitled in respect of the year of termination, prorated to the date of termination, all on the condition that he sign a release of claims.  His employment agreement also contains non-competition covenants and provisions governing termination, death and disability.

Item 7.01 Regulation FD Disclosure.

On December 15, 2009, the Company issued a press release announcing the declaration of a dividend of $0.20 per share on shares of its common stock for the quarter ended December 31, 2009.  A copy of the press release is attached as Exhibit 99.1 and incorporated by reference in this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Press Release issued by Kohlberg Capital Corporation dated December 15, 2009

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kohlberg Capital Corporation (Registrant)

December 15, 2009 (Date)	/s/ Michael I. Wirth Michael I. Wirth Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit No.	Document

99.1	Press Release issued by Kohlberg Capital Corporation dated December 15, 2009